Exhibit 99.1

BioNeutral Group Elects Dr. Andy Kielbania, Chief Science Officer,
to Board of Directors

NEWARK, NJ, December 3, 2010 — BioNeutral Group Inc, (OTC Bulletin Board: BONU - News), a specialty life science technology-based company, today announced that Dr. Andy Kielbania, BioNeutral Group’s Chief Scientist, has been elected to BioNeutral’s Board of Directors, effective November 30, 2010. Dr. Kielbania will serve on the audit committee.

Dr. Kielbania joined BioNeutral as Chief Science Officer in 2005. He has more than 35 years experience in the specialty chemical field, including expertise with coatings, adhesives, personal care, biotechnology and pharmaceuticals. He has previously held positions at Rohm and Haas where he assumed senior level positions in research and development. In 1993, Dr. Kielbania joined National Starch and Chemical Company (part of ICI) as research and development Director. He is the inventor on 21 patents and has published many technical articles. In addition, he is the winner of awards in new technology development to improve new business opportunities and also research and development improvements. He received his PhD in organic chemistry from the University of California at Berkeley and has post doctoral experience at Stanford University.

Stephen J. Browand, BioNeutral’s Chairman and CEO, commented, “After more than five years of dedicated service to the Company, and tremendous contributions to our science, technology and platform for growth, we are pleased to add Dr. Kielbania to our Board of Directors. Andy has been instrumental in our progress to date, and we will benefit from his expertise in the years to come as we transition from product development to commercialization.”

About BioNeutral Group, Inc.

Headquartered at the New Jersey Institute of Technology/EDC in Newark, BioNeutral Group, Inc., is a specialty technology-based life science company which has developed a technology platform that neutralizes harmful environmental contaminants, toxins and dangerous micro-organisms including bacteria, viruses, mold, fungi and spores. BioNeutral's products, Ygiene™ and Ogiene™, kill germs and clean surfaces with a dramatic increase in speed and power over their rivals in the marketplace.  BioNeutral's proprietary platform technology has been proven effective in surface, water and airborne applications. Its antimicrobial line of products under the Ygiene™ brand have been submitted to the EPA for approval for sale in the United States and has already been approved for sale in Germany and is permitted to be sold in the UK, France and Sweden. AutoNeutral is a Registered trademark of BioNeutral Group, Inc. For more information on BioNeutral, including a listing of company products, leadership and background please visit www.bioneutralgroup.com.

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Forward-Looking Statements

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary companies. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those described in the Company's filings with the Securities and Exchange Commission. BioNeutral routinely tests its formulations against those of its competitors. The results are published to let shareholders know how the Company's technology compares with known formulations in the market place. Any product claim for antimicrobial activity requires approval from the EPA or FDA, depending upon where and how the formulations are used. The EPA and FDA have not reviewed or confirmed the Company's data and findings. BioNeutral's antimicrobial formulations will be marketed under the brand name Ygiene™ and are not yet available for sale in the United States.

Media Contact:                                                           Investor Relations:
Matt Rizzetta                                                               Brett Maas
North 6th Agency                                                       Hayden IR
917-398-0818                                                                 646-536-7331
mrizzetta@north6thagency.com                                brett@haydenir.com

For The Company:
BioNeutral Group, Inc.
Stephen J. Browand, President and CEO
973-286-2899
steve@bioneutralgroup.com